Exhibit 10.1

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

                This Amendment to Employment Agreement (“Amendment”) is made as of December 15, 2006, between Winmark Corporation, a Minnesota corporation (“Employer”) and John L. Morgan (“Employee”).

INTRODUCTION

                Employer and Employee entered into a Employment Agreement dated March 22, 2000 (collectively, the “Employment Agreement”), as amended by the First Amendment to Employment Agreement dated February 18, 2001 and the Second Amendment to Employment Agreement, dated March 23, 2006, which each party now desires to amend as set forth below.

                WHEREAS, the Compensation Committee of the Board of Directors of Employer meets at least annually to, among other things, determine the compensation of the Employee.

AGREEMENT

                In consideration of the foregoing, the parties agree as follows:

   1.          Amendment of Section 3.  Section 3 of the Employment Agreement is hereby amended and restated in its entirety as follows:

                Annual Base Salary.  The annual base salary, exclusive of any benefits or bonuses, which Employer agrees to pay to Employee will be determined by the Compensation Committee of the Employer’s Board of Directors or a similar committee comprised primarily of independent directors.  All amounts paid under this Agreement will be paid consistent with Employer’s normal payroll practice and will be subject to all normal and required withholdings.

   2.          Force and Effect.  Except as amended hereby, each term of the Employment Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties have executed this Amendment as of the date herein first above written.

Dated: December 15, 2006	EMPLOYER:
WINMARK CORPORATION

	BY:	/s/ Brett D. Heffes
Brett D. Heffes, Chief Financial Officer

Dated: December 15, 2006	EMPLOYEE:

	BY:	/s/ John L. Morgan
John L. Morgan, Chief Executive Officer